Exhibit 10.1
PROMISSORY NOTE

$10,150.00	October 7, 2008
Austin, Texas

FOR VALUE, the receipt and sufficiency of which are hereby acknowledged, Restaurant Concepts of America, a Nevada company referred to as (“Borrower”), promises to pay to David Cho (“Lender”), or order, at Austin, Texas, or as otherwise instructed, the principal sum of ten thousand one hundred fifty dollars ($10,150.00) in lawful tender of the United States, together with simple interest thereon at an annual interest rate of eight percent (8%).

Terms of Repayment.  This Promissory Note shall become due and payable together will all accrued interest on October 7, 2009.

Default.  Any one or more of the following events shall constitute a Default under the terms of this Note:

1)	Borrower fail to make timely payment when due.

2)	Borrower breaches an agreement or promise made to Lender, or fails to timely perform any obligation owing to Lender

3)	Borrower makes any representation or statement to Lender that is false or misleading in any material manner.

4)
Borrower becomes insolvent, or a receiver is appointed for any part of all of Borrower’s property, of Borrower makes an assignment for the benefit of creditors, or any proceeding is brought either by Borrower of against Borrower under any Bankruptcy or insolvency laws.

In the event of any default as described herein, Lender, without further protest, presentment or notice, may declare all sums due and payable, together with any interest then due.

Waiver.  Forbearance of any payment due of modification of any term of this Note by Lender in any manner shall not be deemed nor construed as a waiver of any other rights in favor of Lender under the terms of this Notice.

Legal.  This Note shall be construed in accordance with the laws of that State of Texas, which shall be the choice of jurisdiction and venue for purposes of enforcement of this Note.  If any action is brought to enforce any provision or collect on this Note, the prevailing party shall be entitled to reimbursement for all reasonable attorney’s fees and costs, in addition to any other relief to which that party may be entitled.

Restaurant Concepts of America

By: /s/ David Cho
David Cho - President / CEO